UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2011

PHC, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts
(State of Incorporation or Organization)

1-33323	04-2601571
(Commission File Number)	(I.R.S. Employer Identification No.)

200 Lake Street, Suite 102, Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

 Registrant's telephone number, including area code: (978) 536-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

X	⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
X	⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02 Results of Operations and Financial Condition

The Registrant is providing the following information pursuant to Item 2.02. The information being provided consists of the attached press release, dated August 17, 2011, relating to the Registrant’s results of operations and financial condition for the quarter and fiscal year ended June 30, 2011.  The text of the press release is included as Exhibit 99.1 to this report.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibits hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Registrant expressly states in such filing that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press release dated August 17, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHC, INC.

Date: August 17, 2011	By: /s/ Bruce A. Shear
Bruce A. Shear, President
and Chief Executive Officer

PHC Announces 20.1% Increase in
Fiscal 2011 Fourth Quarter Total Revenues

8.3% Sequential Increase in Revenues to $16.8 Million from Fiscal 2011 Third Quarter;
Year-to-Date Revenues Increased 16.8% to $62M

PEABODY, Mass. – August 17, 2011 -- PHC, Inc., d/b/a Pioneer Behavioral Health (NYSE Amex: PHC), a leading provider of inpatient and outpatient behavioral health services, today reported financial results for the Company's 2011 fourth fiscal quarter and fiscal year ended June 30, 2011.

Fourth Fiscal Quarter of 2011 Highlights

•
PHC, Inc. and Acadia Healthcare signed a definitive merger agreement. Acadia has 19 behavioral health facilities, which, with approximately 1,700 beds in 13 states, produce annual revenues of approximately $260 million.  Upon the completion of the merger, Acadia stockholders will own approximately 77.5% of the combined company and PHC’s stockholders will own approximately 22.5% of the combined company.

•
Completed the acquisition of MeadowWood Behavioral Health, which is expected to add approximately $15 million in annual revenue, which is an approximate 30% increase over FY 2010 revenues. PHC also anticipates expanding the facility capacity by approximately 40%.

•	For the fourth fiscal quarter ended June 30, 2011, net patient care revenues increased 17.7% to $15.5 million from $13.2 million for the same period in 2010.
•
Net patient care gross margins were 47.6% compared to 48.1% for the same period in 2010. This slight decrease was due primarily to the costs incurred in the start up of Renaissance Recovery as our payor mix and census improved.

•	Loss from operations was $398,000 compared to income from operations of $922,000 for the same period in 2010. This includes $1.6 million in merger and acquisition expenses.
•	Net loss applicable to common shareholders was $666,000 compared to net income of $439,000 for the same period in 2010. This includes $1.6 million in merger and acquisition expenses.

Fiscal 2011 Full Year Highlights

•	For the twelve months ended June 30, 2011, net revenues increased 16.8% to $62.0 million from $53.1 million for the same period in 2010.
•	Net patient care gross margins were 47.4% compared to 47.0% for the same period in 2010.
•
Income from operations decreased 18.2% to $2.1 million compared to income from operations of $2.6 million for the same period in 2010. This decrease is the result of approximately $708,000 in losses stemming from the start up of Renaissance Recovery and one-time charges to income from operations including a litigation settlement of $446,000 in the third quarter and approximately $1.6 million in merger and acquisition costs related to the MeadowWood acquisition and the pending merger with Acadia Healthcare. Excluding these charges, income from operations would have increased by approximately $2.3 million or greater than 88%.
•	Net income applicable to common shareholders decreased 59% to $580,000 from net income of $1.4 million for the same period in 2010. The decrease is primarily related to the costs mentioned above.

“We generated strong operating results which were marked by year-over-year revenue growth for both the fourth fiscal quarter and full fiscal year of 2011 due to an improvement in patient mix and increased census primarily at Seven Hills Behavioral Institute and the Harbor Oaks facilities,” said Bruce A. Shear, Pioneer's president and CEO. “These increases to revenue were offset by several non-recurring charges in the quarter and full year results primarily related to the completion of the acquisition of the MeadowWood Behavioral Health facility and costs related to our upcoming merger with Acadia Healthcare. Absent these costs, our operating income would have been up approximately 88%, or an increase of $2.3 million over last year, which demonstrates the increased leverage in our business in 2011 as we expanded our geographic footprint and readied ourselves for the merger with Acadia Healthcare.”

Mr. Shear continued, “On July 1, we closed our largest acquisition to date with the acquisition of MeadowWood Behavioral Health. The acquisition opens a new market for the Company in Delaware, again expanding our geographic footprint. MeadowWood is expected to add approximately $15 million in annual PHC revenue, which is an approximate 30% increase over FY 2011 revenues. The Company also anticipates expanding the facility capacity by approximately 40%.”

Fiscal Fourth Quarter of 2011 Financial Results
Total net revenues for the three months ended June 30, 2011 increased 20.1% to $16.8 million compared to $14.0 million for the three months ended June 30, 2010. Net patient care revenues increased 17.7% to $15.5 million for the three months ended June 30, 2011 from $13.2 million for the three months ended June 30, 2010. This is primarily due to an overall increase in census at Seven Hills Hospital, Highland Ridge and Harbor Oaks facilities. Contract support services revenue provided by Wellplace increased 57.9% to $1.3 million for the three months ended June 30, 2011 compared to $839,000 for the three months ended June 30, 2010. This increase is due to the expansion of the Wayne County call center contract in December 2010, which increased services provided and payment under the contract.

Loss from operations was $398,000 for the 2011 fiscal fourth quarter compared to income from operations of $922,000 in the year-ago period. This decrease was primarily due to start-up costs related to the Renaissance Recovery facility, acquisition costs related to the MeadowWood acquisition, and costs related to the pending merger with Acadia Healthcare. Loss before income taxes was $366,000 for the three-month period ended June 30, 2011 compared income before income taxes of $874,000 in the year-earlier period. Net loss applicable to common shareholders was $666,000 for the fiscal 2011 fourth quarter, or $(0.03) loss per basic and diluted share, compared to net income of $439,000 or $0.02 per basic and diluted share, in the fiscal 2010 fourth quarter. The decrease is primarily related to the above-mentioned, one-time charges.

Fiscal Year 2011 Financial Results
For the fiscal year ended June 30, 2011, total net revenues increased 16.8% to $62.0 million compared to $53.1 million in the year-ago period. Net patient care revenues increased 15.8% to $57.5 million for the fiscal year ended June 30, 2011 compared to $49.6 million in the year-ago period. Contract support services increased 31.6% to $4.5 million from $3.4 million in the year ago period. Income from operations decreased 18.2% to $2.1 million compared to income from operations of $2.6 million in the same period in fiscal 2010. Net income applicable to common stockholders was $580,000 for the fiscal year ended June 30, 2011, or $0.03 per basic and diluted share compared to net income of $1.4 million, or $0.07 per basic and diluted share, for the year-ago period.

As of June 30, 2011, the Company had cash and cash equivalents of $3.7 million compared to $4.5 million as of June 30, 2010. Stockholders' equity improved to $17.9 million as of June 30, 2011 from $17.3 million as of June 30, 2010.

Mr. Shear concluded, “The merger with Acadia is on track to close early in our  second fiscal quarter of 2012. We look for fiscal year 2012 to be a year of significant growth and profitability. The new company will allow us to expand our national footprint, take advantage of acquisition opportunities in the highly fragmented behavioral healthcare market, and continue to provide high-quality care for our patient populations.”

The Company will hold a conference call at 10 a.m. ET Thursday, August 18, 2011, to discuss the results. Interested parties should dial (877) 941-2322 (domestically) or (480) 629-9715 (internationally). A replay of the call will be available and can be accessed by dialing (877) 870-5176 (domestically) or (858) 384-5517 (internationally), using passcode 4466206.

The call will also be available live by webcast at Pioneer Behavioral Health's website at: http://ir.phc-inc.com/phoenix.zhtml?c=71354&p=irol-calendar and will also be available over the Internet and accessible at   http://viavid.net/dce.aspx?sid=00008B99 .

About PHC d/b/a Pioneer Behavioral Health
PHC, Inc., d/b/a Pioneer Behavioral Health, is a national healthcare company providing behavioral health services in five states, including substance abuse treatment facilities in Utah and Virginia, and inpatient and outpatient psychiatric facilities in Michigan, Pennsylvania, and Nevada. The Company also offers internet and telephonic-based referral services that includes employee assistance programs and critical incident services. Contracted services with government agencies, national insurance companies, and major transportation and gaming companies cover more than one million individuals. Pioneer helps people gain and maintain physical, spiritual and emotional health through delivering the highest quality, most culturally responsive and compassionate behavioral health care programs and services. For more information, visit www.phc-inc.com.

On May 24, 2011, PHC announced that it has entered into a definitive merger agreement with Acadia Healthcare Company, Inc. Consummation of the transaction is subject to various conditions, including approval of the stockholders of PHC.  In connection with the proposed transaction, Acadia has filed with the Securities and Exchange Commission ("SEC") a registration statement that contains a PHC proxy statement that also constitutes an Acadia prospectus.  SHAREHOLDERS OF PHC AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT/PROSPECTUS) REGARDING THE PROPOSED TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION. PHC's stockholders and other investors may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about PHC and Acadia, without charge, at the SEC`s Internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus can also be obtained, without charge, by directing a request to PHC, Inc., 200 Lake Street, Suite 102, Peabody, MA  01960, Attention: Investor Relations, Telephone: (978) 536-2777.  READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Participants in the Solicitation
PHC and its directors and executive officers and Acadia and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of PHC in connection with the proposed transaction.  Information regarding the special interests of these directors and executive officers in the merger transaction is included in the proxy statement/prospectus of PHC and Acadia referred to above.  Additional information regarding the directors and executive officers of PHC is also included in PHC's 2011 annual report, which is expected to be filed with the SEC on or about  August 17, 2011.  These documents are available free of charge at the SEC's web site (http://www.sec.gov) and from Investor Relations at PHC at the address described above.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Risk Factors
This news release contains forward-looking statements  Generally words such as "may", "will", "should", "could", "anticipate", "expect", "intend", "estimate", "plan", "continue", and "believe" or the negative of or other variation on these and other similar expressions identify forward-looking statements.  These forward-looking statements are made only as of the date of this news release.  We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.  Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements.  Such forward-looking statements include statements regarding MeadowWood and the proposed transaction.  Factors that may cause actual results to differ materially include the risk that MeadowWood will not be integrated successfully, risks of disruption from the acquisition of MeadowWood, the risk that PHC and Acadia may not be able to complete the proposed transaction, which is subject to customary closing conditions, including approval of PHC's shareholders, risks that the PHC and Acadia businesses will not be integrated successfully, risks of disruption from the proposed transaction and risks concerning the ability to borrow funds in amounts sufficient to enable the combined company to service its debt, and meet its working capital and capital expenditure requirements.  These factors and others are more fully described in PHC's periodic reports and other filings with the SEC.

Contact:

PHC, Inc.
Bruce A. Shear, 978-536-2777
President & CEO

Or

Hayden IR
Brett Maas, 646-536-7331
Managing Partner
E-mail: brett@haydenir.com

- tables follow -

		June 30,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$3,668,521	$4,540,278
Accounts receivable, net of allowance for doubtful accounts of $5,049,892
and $3,002,323 at June 30, 2011 and 2010, respectively	11,078,840	8,776,283
Prepaid expenses	561,044	490,662
Other receivables and advances	2,135,435	743,454
Deferred tax assets	1,919,435	1,145,742

Total current assets	19,363,275	15,696,419

Restricted cash	--	512,197
Accounts receivable, non-current	27,168	17,548
Other receivables	43,152	58,169
Property and equipment, net	4,713,132	4,527,376
Deferred financing costs, net of amortization of $729,502 and $582,971 at June 30,
2011 and 2010, respectively	549,760	189,270
Goodwill	969,098	969,098
Deferred tax assets- long term	647,743	1,495,144
Other assets	1,968,662	2,184,749

Total assets	$28,281,990	$25,649,970

LIABILITIES
Current liabilities:
Current maturities of long-term debt	$348,081	$796,244
Revolving credit note	1,814,877	1,336,025
Current portion of obligations under capital leases	19,558	112,909
Accounts payable	2,890,362	2,036,803
Accrued payroll, payroll taxes and benefits	2,026,911	2,152,724
Accrued expenses and other liabilities	2,237,982	1,040,487
Income taxes payable	129,160	23,991
Total current liabilities	9,466,931	7,499,183

Long-term debt, less current maturities	56,702	292,282
Obligations under capital leases	--	19,558
Long-term accrued liabilities	843,296	582,953
Total liabilities	10,366,929	8,393,976
Commitments and contingent liabilities (Note I)

STOCKHOLDERS’ EQUITY
Preferred stock, 1,000,000 shares authorized, none issued	--	--
Class A Common Stock, $.01 par value; 30,000,000 shares authorized, 19,978,211
and 19,867,826 shares issued at June 30, 2011 and 2010, respectively	199,782	198,679
Class B Common Stock, $.01 par value; 2,000,000 shares authorized, 773,717 and
775,021 issued and outstanding at June 30, 2011 and 2010, respectively, each
convertible into one share of Class A Common Stock	7,737	7,750
Additional paid-in capital	28,220,835	27,927,536
Treasury stock, 1,214,093 and 1,040,598 Class A common shares at cost at
June 30, 2011 and 2010, respectively	(1,808,734)	(1,593,407)
Accumulated deficit	(8,704,559)	(9,284,564)

Total stockholders’ equity	17,915,061	17,255,994
Total liabilities and stockholders’ equity	$28,281,990	$25,649,970

	For the Years Ended June 30,
	2011	2010
Revenues:
Patient care, net	$57,495,735	$49,647,395
Contract support services	4,512,144	3,429,831

Total revenues	62,007,879	53,077,226

Operating expenses:
Patient care expenses	30,234,829	26,306,828
Cost of contract support services	3,617,509	2,964,621
Provision for doubtful accounts	3,406,443	2,131,392
Administrative expenses	22,206,455	19,110,638
Legal settlement	446,320	--

Total operating expenses	59,911,556	50,513,479

Income from operations	2,096,323	2,563,747

Other income (expense):
Interest income	263,523	142,060
Interest expense	(310,673)	(326,582)
Other income, net	(61,232)	146,537

Total other expense, net	(108,382)	(37,985)

Income before income taxes	1,987,941	2,525,762
Provision for income taxes	1,407,936	1,106,100

Net income applicable to common shareholders	$580,005	$1,419,662

Basic net income per common share	$0.03	$0.07

Basic weighted average number of shares outstanding	19,504,943	19,813,783

Fully diluted net income per common share	$0.03	$0.07

Fully diluted weighted average number of shares outstanding	19,787,461	19,914,954